

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Financial Statements (unaudited) of The Limited, Inc. and
Subsidiaries for the quarter ended May 1, 1999 and is qualified in its entirety by reference to such financial statements.

The Company changed its accounting policy for gift certificates, store credits and layaway sales (see Note 2 to the Consolidated Financial Statements). The
Company has given retroactive effect to this new accounting policy by restating its previously issued financial statements beginning with fiscal 1996.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          JAN-29-2000
<PERIOD-START>                             JAN-31-1999
<PERIOD-END>                               MAY-01-1999
<CASH>                                         491,366
<SECURITIES>                                         0
<RECEIVABLES>                                   72,140
<ALLOWANCES>                                         0
<INVENTORY>                                  1,170,303
<CURRENT-ASSETS>                             1,987,617
<PP&E>                                       3,057,350
<DEPRECIATION>                               1,686,087
<TOTAL-ASSETS>                               4,282,132
<CURRENT-LIABILITIES>                          928,774
<BONDS>                                        550,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       180,352
<OTHER-SE>                                   2,024,384
<TOTAL-LIABILITY-AND-EQUITY>                 4,282,132
<SALES>                                      2,104,798
<TOTAL-REVENUES>                             2,104,798
<CGS>                                        1,451,430
<TOTAL-COSTS>                                1,451,430
<OTHER-EXPENSES>                               563,038
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              16,790
<INCOME-PRETAX>                                 80,451
<INCOME-TAX>                                    35,000
<INCOME-CONTINUING>                             45,451
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    45,451
<EPS-BASIC>                                     $.20
<EPS-DILUTED>                                     $.19

